Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	1201 Charleston Road
800-850-6664, ext. 6478	Mountain View, CA 94043
robs@omnicell.com

Omnicell Reports Fourth Quarter and Full-Year 2007 Results

Record annual revenue tops $213 million

MOUNTAIN VIEW, Calif.—January 31, 2008—Omnicell, Inc. (NASDAQ: OMCL), a leading provider of system solutions to acute healthcare facilities, today announced results for its fourth quarter ended December 31, 2007.

GAAP results: Revenues for the fourth quarter of 2007 totaled $57.9 million, up $2.8 million or 5.1% from third quarter 2007 revenue of $55.2 million, and up $14.9 million or 34.5% from the fourth quarter of 2006.

Fourth quarter 2007 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $14.5 million, or $0.40 per fully diluted share.  Included in fourth quarter net income is $7.0 million, or $0.19 per fully diluted share, income tax benefit related to the partial reversal of the Company’s tax valuation allowance.  This compares to net income of $6.9 million, or $0.19 per fully diluted share in the third quarter of 2007 and $4.1 million in the fourth quarter of 2006 or $0.14 per fully diluted share.  For the twelve months ended December 31, 2007, net income was $43.5 million, or $1.29 per fully diluted share, including $19.8 million or $0.59 per fully diluted share in income tax benefit related to the partial reversal of the Company’s tax valuation allowance.  This compares to net income of $10.4 million or $0.36 per fully diluted share for the twelve months ended December 31, 2006.

Product backlog totaled $137.0 million, down $3.6 million or 2.6% from the third quarter of 2007 and up $23.0 million or 20.2% from December 31, 2006.

Non-GAAP results: Excluding the impact on Omnicell’s results of recording $2.8 million in share-based compensation expenses related to SFAS No. 123(R) and $7.0 million in income tax benefit related to the partial reversal of its tax valuation allowance, non-GAAP net income was $10.3 million for the quarter ended December 31, 2007, or $0.28 per fully diluted share. This compares to non-GAAP income of $6.1 million or $0.20 per fully diluted share for the fourth quarter of 2006.  Excluding $10.8 million in share-based compensation expenses related to SFAS No. 123(R) and $19.8 million in income tax benefit related to a partial reversal of the Company’s tax valuation allowance, non-GAAP net income was $34.5 million for the twelve months ended December 31, 2007, or $1.02 per fully diluted share.  Excluding $8.1 million in share-based compensation expenses relating to SFAS No. 123(R), non-GAAP net income was $18.5 million for the twelve months ended December 31, 2006, or $0.64 per fully diluted share.

“Omnicell delivered another quarter of solid financial performance as demonstrated by our earnings, with new customers expressing their confidence in our solutions,” said Randall A. Lipps, Omnicell president and chief executive officer. “In the fourth quarter, we extended our product offerings with the addition of mobile cart technology through our acquisition of Rioux Vision, Inc, and the announcement of SinglePointe, our patient-specific medication management software. These two new product solutions are key to our continued success in helping our customers deliver patient safety all the way to the bedside.  We remain focused on delivering the best customer experience in healthcare that enables our customers to continually improve patient safety.”

Omnicell Conference Call Information

Omnicell will hold a conference call today at 3:00 p.m. PST to discuss fourth quarter financial results. The number is 1-800-257-1836 within the U.S. or 1-303-262-2137 for all other locations.  No pass code is required. Internet users can access the conference call at www.omnicell.com. A replay of the call will be available today at approximately 5:00 p.m. PST and will be available until February 8.  The replay access numbers are 1-800-405-2236 within the U.S. and 1-303-590-3000 for all other locations, conference code 11107657#.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems and software solutions targeting patient safety and operational efficiency in healthcare facilities. Since 1992, Omnicell has worked to enhance patient safety and allow clinicians to spend more time with their patients.

Omnicell’s medication-use product line includes solutions for the central pharmacy, nursing unit, operating room, and patient bedside. Solutions range from large central pharmacy “smart inventory” carousels to small handheld devices. From the point at which a medication arrives at the receiving dock to the time it is administered, Omnicell systems store it, package it, bar code it, order it, issue it, and provide information and controls on its use and reorder.

Omnicell’s supply product lines provide a healthcare institution with fast, effective control of costs, capture of charges for payer reimbursement, and timely reorder of supplies. Products range from high-security closed-cabinet systems and software to open-shelf and combination solutions in the nursing unit, cath lab and operating room.

Omnicell’s mission is to provide the best customer experience in healthcare, helping hospitals reduce medication errors, operate more efficiently, and decrease costs. For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission (SEC) filings and include, without limitation, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income, and non-GAAP earnings per diluted share.  These non-GAAP results should not be considered as an alternative to gross margin, operating expenses, net income, earnings per fully diluted share, or any other performance measure derived in accordance with GAAP.  We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income, non-GAAP earnings per fully diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operation performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact of SFAS 123R.  We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R).

b) Income tax benefit from tax valuation allowance release. This refers to the recognition of an income tax benefit from the partial reversal of our tax valuation allowance on specific deferred tax assets that is no longer required. Under Statement of Financial Accounting Standards No. 109, the release of the tax valuation allowance is necessary, primarily as a result of achieving sustained profitability in certain tax jurisdictions.

Management adjusts for the excluded items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why specific items are excluded from our non-GAAP financial measures:

a) While stock-based compensation calculated in accordance with SFAS 123R constitutes an ongoing and recurring expense of Omnicell, it is not an expense which requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expenses to assist management and investors in evaluating our core operating results.

b) We present our reconciliation of non-GAAP financial measures on a net of tax basis because the exact tax differences related to the timing and deductibility of stock-based compensation, pursuant to the adoption of SFAS 123R, is dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options.  We analyze and measure operating results net of tax when evaluating core operating results because the tax effect related to stock-based compensation expenses is inconsistent in amount and frequency.

c) We concluded under Statement of Financial Accounting Standards No. 109 that a portion of our tax valuation allowance on specific deferred tax assets was no longer required, primarily as a result of achieving sustained profitability in certain tax jurisdictions. Therefore, we reversed a portion of our tax valuation allowance which favorably impacted income tax expense and net income.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results.  In the future, we expect to incur expenses similar to the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

— Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in  Omnicell’s GAAP results for the foreseeable future under SFAS 123R.

— Other companies, including other companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company’s GAAP and non-GAAP financial results is set forth in the financial statements at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in the Company’s SEC filings.

Omnicell, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except for per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Revenues:
Product	$48,735	$46,376	$34,994	$178,006	$123,196
Services and other revenues	9,211	8,776	8,092	35,075	31,514
Total revenue	57,946	55,152	43,086	213,081	154,710

Cost of revenues:
Cost of product revenues	21,641	20,479	15,827	80,417	56,338
Cost of services and other revenues	5,285	4,860	3,137	19,240	12,851
Total cost of revenues	26,926	25,339	18,964	99,657	69,189

Gross profits	31,020	29,813	24,122	113,424	85,521
Operating expenses:
Research and development	3,918	3,848	3,364	14,917	11,222
Selling, general, and administrative	21,416	20,732	17,012	79,913	65,043
Total operating expenses	25,334	24,580	20,376	94,830	76,265
Income from operations	5,686	5,233	3,746	18,594	9,256
Other income and expense	1,978	2,055	636	6,053	1,913
Income before (benefit from) provision for income taxes	7,664	7,288	4,382	24,647	11,169
(Benefit from) provision for income taxes	(6,851)	348	282	(18,866)	804
Net income	$14,515	$6,940	$4,100	$43,513	$10,365

Net income per share:
Basic	$0.42	$0.20	$0.15	$1.36	$0.38
Diluted	$0.40	$0.19	$0.14	$1.29	$0.36

Shares used in computing net income per share:
Basic	34,482	34,127	28,018	32,080	27,345
Diluted	36,203	35,833	30,001	33,820	28,902

Omnicell, Inc.

Condensed Consolidated Balance Sheet

(In thousands)

	December 31,	September 30,	December 31,
	2007	2007	2006 (1)
	(unaudited)	(unaudited)
Current Assets:
Cash and cash equivalents	$169,812	$175,748	$60,856
Accounts receivable, net	37,522	46,927	34,021
Inventories	13,732	12,665	15,724
Prepaid expenses	9,482	9,273	8,033
Current deferred tax asset	11,878	7,973	—
Other current assets	10,001	5,782	9,183
Total current assets	252,427	258,368	127,817
Property and equipment, net	10,184	7,945	5,226
Non-current net investment in sales-type leases	12,633	11,257	12,244
Goodwill	23,076	3,127	3,127
Other intangible assets	9,467	1,353	1,797
Non-current deferred tax asset	12,833	4,810	—
Other assets	7,998	8,054	4,419
Total Assets	$328,618	$294,914	$154,630

Current Liabilities:
Accounts payable	$10,116	$9,749	$8,792
Accrued compensation	8,306	7,532	7,702
Advance payments from customers	156	1,062	9,124
Accrued liabilities	13,071	5,276	5,174
Deferred service revenue	11,263	10,298	7,707
Deferred gross profit	14,566	15,308	13,964
Obligation resulting from sale of receivables	538	398	1,093
Total current liabilities	58,016	49,623	53,556
Long-term deferred service revenue	15,726	14,676	10,083
Other long-term liabilities	237	327	995
Total Liabilities	73,979	64,626	64,634

Stockholders’ equity	254,639	230,288	89,996
Total Liabilities and Stockholders’ Equity	$328,618	$294,914	$154,630

(1) Information derived from the audited Consolidated Financial Statements.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(in thousands, except for per share data, unaudited)

	Three months ended
	December 31, 2007		December 31, 2006
	Net income	Earnings per share-diluted	Net income	Earnings per share-diluted
GAAP	$14,515	$0.40	$4,100	$0.14
Non-GAAP Adjustments:
SFAS No. 123(R) adjustment (a)
Gross Margin	354		315
Operating Expenses	2,425		1,699
Income tax adjustment (b)	(7,032)
	(4,253)	($0.12)	2,014	$0.06

Non-GAAP	$10,262	$0.28	$6,114	$0.20

	Twelve months ended
	December 31, 2007		December 31, 2006
	Net Income	Earnings per share-diluted	Net Income	Earnings per share-diluted
GAAP	$43,513	$1.29	$10,365	$0.36
Non-GAAP Adjustments:
SFAS No. 123(R) adjustment (a)
Gross Margin	1,373		1,143
Operating Expenses	9,419		6,987
Income tax adjustment (b)	(19,820)
	($9,028)	($0.27)	$8,130	$0.28

Non-GAAP	$34,485	$1.02	$18,495	$0.64

(a) This adjustment reflects the accounting impact of non-cash share-based compensation expense related to the impact of SFAS No.123R for the three and twelve months ended December 31, 2007 and 2006.

(b) This adjustment reflects the accounting impact of income tax provision and tax benefit from release of valuation allowance reserve for the three and twelve months ended December 31, 2007.  There was no adjustment for the comparable period in 2006.